SENIOR EXECUTIVE EMPLOYMENT AGREEMENT


                  AGREEMENT made as of the 8th day of January, 1998, by and between John Wiley & Sons, Inc., a New York corporation, with offices at 605 Third Avenue, New York, New York 10158 (hereinafter referred to as the "Corporation"), and William J. Pesce presently residing at 2 Heath Drive, Basking Ridge, New Jersey 07920 (hereinafter referred to as the "Executive").

                               W I T N E S S E T H :

               Executive is presently employed as Chief Operating Officer of the Corporation. The Corporation and Executive desire to enter into an agreement of employment on the terms and subject to the conditions hereinafter set forth, contingent on the election of the Executive, by the Board of Directors of the Company ("Board"), as President and Chief Executive Officer of the Corporation

                  NOW THEREFORE, the parties agree as follows:

               1. Employment.

               1.1 Effective May 1, 1998 or on such other date as the Board may determine (the "Effective Date") and contingent on the election of Executive by the Board, the Corporation hereby employs Executive as President and Chief Executive Officer.

               1.2 Executive hereby accepts such employment and shall devote his full business time, attention, knowledge and skills faithfully, diligently and to the best of his ability to the performance of his duties. Executive shall do such traveling as may be reasonably required of him in the performance of his duties. Executive shall be subject to and shall observe and carry out such reasonable rules, regulations, policies, directions and restrictions consistent with the duties to be performed by him hereunder as the Corporation shall from time to time establish.

               1.3 If at any time during the term of employment the Board of Directors of the Corporation shall, without his consent, and other than for cause or on account of death, disability or retirement, fail to re-elect Executive as President and Chief Executive Officer or shall remove him from such office, Executive shall have the right, exercisable by written notice to the Corporation within ten business days after the occurrence of such failure to re-elect or removal, to terminate his services hereunder, effective as of the last day of the month of receipt by the Corporation of any such written notice, and Executive shall have no further obligation under this Agreement. Termination of Executive's services under this Section shall be treated as a termination of employment by the Corporation other than for cause and shall be governed by the provisions of Section 5.2 of this Agreement.

               1.4 Executive shall not be entitled to compensation other than the compensation provided for (or otherwise referred to) in this Agreement for any services he may render as a director or officer of any of the Corporation's subsidiaries.

               1.5 Executive shall not without the prior written approval of the Corporation accept employment or compensation from or perform services of any nature for any business enterprise other than the Corporation or any of its subsidiaries or joint-venture entities.

               1.6 Executive shall not without the prior written approval of the Corporation invest in any business enterprise -

               1.6.1 if such enterprise engages in or involves a "Restricted Business" as that term is hereinafter defined in Section 7.1;

               1.6.2 if such investment interferes with the performance of Executive's duties hereunder; or

               1.6.3  if  such  investment   would  violate  the   Corporation's
announced business policy with respect to employee interests in suppliers of goods or services to the Corporation or any of its subsidiaries.

               Notwithstanding the foregoing, Executive may invest in securities of any company if such securities are listed for trading on a national stock exchange or traded on the over-the-counter market and Executive's investment therein represents less than one percent (1%) of the total number of outstanding shares of the class of shares or outstanding principal amount of the class of other securities of such company, as the case may be.

               1.7 Executive shall not without the prior written approval of the Corporation serve on the board of directors of any business enterprise other than the Corporation or any of its subsidiaries.

               2. Term.

               2.1 Executive's term of employment hereunder shall commence as of the Effective Date and shall continue through April 30, 2001, unless sooner terminated in accordance with this Agreement, and thereafter as herein provided. Executive's term of employment shall automatically renew for subsequent three year terms, the first of which would begin on May 1, 2001, subject to the terms of this Agreement, unless either party gives written notice 30 days or more prior to the expiration of the then existing term of his or its decision not to renew. Failure by the Corporation to renew, although not a termination by the Corporation without cause or for cause, shall for purposes of the benefits intended to be provided to Executive (and the obligations of Executive under Section 5.5) be deemed to constitute a termination without cause.

               3. Compensation.

               3.1 As compensation for his services hereunder, the Corporation shall pay Executive a base salary at the rate of four hundred fifty thousand ($ 450,000) Dollars per annum, subject to increase as hereinbelow provided, payable in equal installments no less frequently than monthly.

               3.2 Executive shall be eligible to participate in all of the Corporation's executive compensation plans in which senior executives are eligible to participate, including but not limited to the Executive Annual Incentive Plan ("EAIP"), the Executive Long Term Incentive Plan ("ELTIP"), or equivalents, for so long as such plans remain in effect and shall also be entitled to all of his other presently existing employment benefits and perquisites or equivalents.

               3.3 Executive's compensation shall be reviewed periodically in accordance with procedures and policies established by the Corporation for salary review of its officers.

               3.4 To the extent coverage is not duplicative of that provided under an executive compensation plan in which Executive is eligible to participate, Executive shall be included to the extent eligible under any and all plans providing benefits generally for the Corporation's employees, including, but not limited to, pension, group life insurance, hospitalization, medical and disability plans. The Corporation shall not, however, be under any obligation to continue the existence of any executive compensation or other employee benefit plan referred to in Section 3.2 or this Section 3.4.

               3.5 The Governance and Compensation Committee (the "Committee") intends, at a meeting or by unanimous written consent of the Committee on or about the Effective Date, to grant to Executive under the 1991 Key Employee Stock Plan, an option to purchase 75,000 shares of Class A Common Stock of the Corporation, at the market price on the date of grant, vesting as to all such shares on the fifth anniversary of the date of grant, and otherwise in the form of grant customarily used by Company for such options (the "Option"). The Option is in addition to, and shall not be part of or affect the ELTIP, as applicable to Executive.

               3.6 Subject to the next sentence of this Section 3.6, (i) should the Option not be timely granted, or should the Corporation cease to provide incentive compensation plans in which Executive is eligible to participate, substantially similar to those described in Section 3.2 above, and of a value, in the aggregate, to Executive substantially similar to that of the present plans, Executive shall have the right to terminate his services hereunder, exercisable by written notice to the Corporation within ten business days after the Effective Date, or after the cessation of such plans, as applicable, effective as of the last day of the month of receipt by the Corporation of any such notice, and Executive shall have no further obligation of any kind under or arising out of this Agreement. Should a circumstance or event not within the reasonable contemplation of the parties at the date hereof arise on or before the Effective Date that makes it inadvisable or undesirable in the reasonable judgment of the Committee to grant the Option to Executive and should the Committee and/or the Board (as may be required) on or about such date, because of such intervening circumstance or event, instead bestow upon Executive benefits of reasonably equivalent value and having a comparable vesting date, Executive shall thereupon forego his right of termination under the preceding sentence. Termination of Executive's services under this Section 3.6 shall be treated as a termination of employment by the Corporation other than for cause and shall be governed by the provisions of Section 5.2.

               4. Vacation.

Executive shall be entitled to four weeks of paid vacation, or such greater amount, if any, as provided in the policies of the Corporation then applicable to Executive, each calendar year during the period of his employment hereunder, to be taken at times mutually agreeable to Executive and the Corporation.

               5. Termination of Employment By Corporation.

               5.1 The Corporation may terminate Executive's employment hereunder at any time for cause without further obligation or liability except as hereinbelow stated in this Section 5.1. For purposes of this Agreement, the term "cause" shall be limited to the following grounds:

               5.1.1 Executive's refusal to substantially perform his duties or otherwise fulfill his material obligations under this Agreement (for reasons other than death or disability), in any such case after due written notice thereof, or serious willful misconduct in respect of his obligations hereunder;

               5.1.2 Conviction of a felony crime;

               5.1.3 Perpetration of a fraud against the Corporation or misappropriation of the Corporation's property;

               5.1.4 Habitual intoxication or illegal use of habit forming substances; or

               5.1.5  Knowingly   making  a  material  false  statement  to  the
Corporation's Board of Directors or management regarding the affairs of the Corporation.

               In the event Executive's employment is terminated for cause, no further payments of salary or benefits of any kind or nature (except to the extent accrued to the date of termination) shall be paid to Executive, and Executive shall have no further claim against the Corporation under the terms of this Agreement or otherwise relating to his employment.

               5.2 Corporation may terminate Executive's employment hereunder at any time without cause. In the event of such termination the obligations of the Corporation to Executive shall be limited to the following:

               5.2.1 Salary accrued to the effective date of such termination;


               5.2.2 Continuation of base salary at the per annum rate then in effect, for a period of 36 months from the effective date of such termination (hereinafter "the Severance Period");

               5.2.3 The "target incentive amount" under any executive annual incentive plan established by the Corporation for a fiscal year ending during the Severance Period, and the same "target incentive amount" for any such executive annual incentive plan, pro-rated to the end of the Severance Period, for a fiscal year commencing during but ending after the Severance Period, or the equivalent under any bonus or variable compensation plan which may hereafter be adopted by the Corporation in lieu of such executive annual incentive plan;

               5.2.4 The value of the "payout amount," in cash, for any executive long term incentive plan established by the Corporation, the plan cycle of which ends within 12 months after the effective date of termination, pro-rated to the date of termination;

               5.2.5 Lapse of restrictions on any outstanding restricted stock awards not vested on the effective date of termination, or at the Corporation's option, the cash value of the restricted stock forfeited under such awards based on "fair market value" on the effective date of termination; and

               5.2.6 Coverage during such Severance Period under the following employee benefit plans or provisions for comparable benefits outside such plans, but only to the extent comparable coverage is not provided by any new employer:
(1) Group Health Insurance Program; (2) Long-Term Disability Plan (as provided under such Plan, the Executive shall be required to pay the premium); (3) Group Life and Accidental Death and Dismemberment Insurance (at the levels in effect at the date of termination of employment, taking into account any waiver of coverage under the Corporation's Supplemental Executive Retirement Program).

               For purposes of Section 5.2.5, the "fair market value" shall be the mean between the highest and lowest prices at which the Common Stock is traded on the effective date of termination as reported by the New York Stock Exchange or any successor thereto. If there is no sale of the Common Stock on such exchange on such date, the mean between the bid and asked prices on such exchange at the close of the market on such date shall be deemed to be the fair market value of the Common Stock.

               Executive shall not be required to seek other employment during such Severance Period, but in the event Executive renders personal services during such period to any person or firm other than the Corporation, whether as an employee, a partner or as a self-employed individual and earns income (whether or not then payable) attributable to the performance of such personal services during either the 12 month period commencing on the date of termination of employment or the next two succeeding 12 month periods in excess of $ 100,000 per such 12 month period, (i) Executive shall notify the Corporation, in accordance with Section 9.3 hereof, within 15 days of the commencement of such employment, and (ii) the amount of salary which the Corporation would otherwise be required to pay Executive during such 12 month period shall be reduced dollar for dollar by such excess amount. If as a result of Executive's accruing such income, the Corporation has overpaid Executive, Executive shall promptly reimburse the Corporation for the amount of such overpayment.

               5.3 Executive agrees that the payments described in Section 5.2 shall be full and adequate compensation to Executive for all damages he may suffer as a result of the termination of his employment pursuant to Section 5.2, and hereby waives and releases the Corporation from any and all obligations or liabilities to Executive arising from or in connection with Executive's employment with the Corporation or the termination of his employment including, without limitation, all rights and claims Executive may have under the Corporation's severance policy and federal, state or local statutes, regulations or ordinances or under any common law principles of breach of contract or the covenant of good faith and fair dealing, defamation, wrongful discharge, intentional infliction of emotional distress or promissory estoppel; provided, however, that any rights and benefits Executive may have under the employment benefit plans and programs of the Corporation, including, without limitation, the Corporation's Supplemental Executive Retirement Program, in which Executive is a participant, shall be determined in accordance with the terms and provisions of such plans and provisions.

               5.4 If Executive voluntarily resigns, the Corporation shall have no further obligation to Executive except for salary accrued to the effective date of such resignation.

               5.5 In the event the Corporation terminates Executive's employment, whether with or without cause, or in the event of Executive's voluntary resignation, Executive if so requested by the Corporation shall assist in the orderly transfer of authority and responsibility to his successor.

               6. Death or Disability.

               6.1 In the event of the death of Executive during the term of employment under this Agreement or during the period when payments are being made pursuant to Section 5.2.2, this Agreement shall terminate and all obligations to Executive shall cease as of the date of death except that the Corporation will pay the then base salary under Section 3.1 until the end of the month in which Executive dies, and except for any rights and benefits of Executive under the benefit plans and programs of the Corporation including, without limitation, the Supplemental Executive Retirement Plan in which Executive is a participant, as determined in accordance with the terms and provisions of such plans and programs. The payout under the EAIP, or equivalent, for the fiscal year in which Executive's death occurs, shall be annualized and paid at the normal time to Executive's estate pro rata to the date of death. The value of the "payout amount," in cash, for any executive long term incentive plan established by the Corporation, the plan cycle of which ends within 12 months after the date of Executive's death, shall be paid at the normal time to Executive's estate. This Section 6.1 shall not affect any outstanding stock options or stock awards, whether made under a long term incentive plan or otherwise, before or after the date of this agreement, which options or awards shall then be governed according to their terms.

               6.2 In the event that Executive  shall become  entitled to salary continuation payments under the Corporation's Group Long-Term Disability Insurance Plan or under any generally similar plan then in effect, the Corporation may, at its option, terminate the employment of Executive hereunder without further obligation or liability on the part of the Corporation under the terms of this Agreement.

               7. Restrictive Covenant.

               7.1 In consideration of the Corporation entering into this Agreement, Executive shall not, directly or indirectly, for a period of 12 months after termination of such employment, whether because the term of employment has ended by its terms or otherwise (unless such termination is by the Corporation without cause or compliance herewith is excused pursuant to
Section 7.2), be employed by, render services to or participate in the management, operation or control of, or serve as advisor or consultant to or otherwise become financially interested in any business of the same nature as that now (or hereafter during the term of this Agreement) carried on by the Corporation or any of its subsidiaries (a "Restricted Business").

               7.2 Should a Change of Control (as defined in the Corporation's Supplemental Executive Retirement Plan) occur during the term of employment and should the Executive terminate his employment for "Good Reason" (as defined in said Plan) within a period of 18 months following such Change of Control such termination by Executive shall constitute a waiver by the Corporation of the restrictive covenant set forth in Section 7.1 and Executive shall have no further obligation to comply with its terms.

               7.3 Executive acknowledges and agrees that in the event of any violation of the restrictive covenant set forth in Section 7.1, the Corporation shall be authorized and entitled to obtain from any court of competent jurisdiction temporary, preliminary or permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of such violation and any damages for the breach of this Agreement which may be applicable. The aforesaid rights and remedies shall be independent, severable and cumulative and shall be in addition to any other rights or remedies to which the Corporation may be entitled.

               7.4 The restrictions contained in this Section 7 are intended to be reasonable. In the event that any restriction contained herein is held by any court of competent jurisdiction or arbitrator to be in any respect unreasonable, the court so holding may limit the territory to which it pertains or the period of time in which it operates, or affect any other change to the extent necessary to make it enforceable. The remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provision shall be deemed without further action on the part of the parties hereto modified, amended and limited to the extent necessary to render the same valid and enforceable to the maximum extent permissible.

               7.5 Executive shall hold in a fiduciary capacity for the benefit of the Corporation all confidential information, knowledge and data relating to or concerned with the Corporation's products, operations, sales, business and affairs which are proprietary and not readily ascertainable from trade sources or other publicly available data, and he shall not, at any time hereafter, use, disclose or divulge any such confidential information, knowledge or data to any person, firm or corporation other than to the Corporation, its subsidiaries or its designees or except as may otherwise be required in connection with the business and affairs of the Corporation. A breach of Executive's obligations hereunder shall entitle the Corporation to seek injunctive or equitable relief and/or damages from any court of competent jurisdiction.

               8. Change of Control Agreements.

               It is understood and agreed that none of the benefits accruing to Executive under the 1991 Key Employee Stock Option Plan or Supplemental
Executive Retirement Plan resulting from a "change of control" shall derogate from the rights granted to Executive under this Agreement, and the rights granted to him thereunder shall, subject to the triggering events thereof, be supplementary to and not in substitution for his rights hereunder.

               9. General.

               9.1 Subject to Section 7.2 and Section 8 hereof, this Agreement constitutes the entire agreement concerning Executive's employment, and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought. This agreement supersedes the 1994 Senior Executive Employment Agreement between the Corporation and Executive.

               9.2 The provisions of Section 7 hereof shall survive the termination or expiration of this Agreement.

               9.3 Any notice required, permitted, or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by registered or certified mail, return receipt requested, postage and fees prepaid, as follows:

               If to the Corporation, at:

               605 Third Avenue New York, New York 10158 Attention: Bradford Wiley II with a copy to:

                  Richard S. Rudick, Esq.
                  John Wiley & Sons, Inc.
                  605 Third Avenue
                  New York, New York  10158

                  If to Executive, at:

                  2 Heath Drive
                  Basking Ridge, New Jersey  07920

               Either of the parties hereto may at any time and from time to time change the address to which notices shall be sent hereunder by notice to the other party.

               9.4 No course of dealing or any delay on the part of the Corporation or Executive in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver of any other breach or default.

               9.5  This   Agreement   relates  to  services  to  be   performed
principally in, and accordingly shall be governed, interpreted and construed in accordance with the laws of the State of New York.

               9.6 If any provision or part of this Agreement shall be held or declared to be void, invalid or illegal for any reason by any court of competent jurisdiction, such provision or part shall be ineffective but shall not in any way invalidate or affect any other provision or part of this Agreement.

               9.7 This Agreement, and the respective rights and obligations of the parties hereunder, shall inure to the benefit of, and shall be binding upon, the Corporation and its successors and assigns.

               9.8 Should there arise any claim, dispute or controversy relating to this Agreement, or the breach thereof, the parties shall use their best efforts and good will to settle such claim, dispute or controversy by amicable negotiations. Except as provided in Sections 7.2 and 7.4, any such claim, dispute or controversy that arises between the parties relating to this Agreement that is not amicably settled shall be resolved by arbitration, as follows.

               9.8.1 Any such arbitration shall be heard in New York, New York, before a panel consisting of one (1) to three (3) arbitrators, each of whom shall be impartial. Except as the parties may otherwise agree, all arbitrators shall be appointed in the first instance by the President of the Association of the Bar of the City of New York or, in the event of his unavailability by reason of disqualification or otherwise, by the Chairman of the Executive Committee of the Association of the Bar of the City of New York. In determining the number and appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his decision as to the number of arbitrators and their identity shall be final. Except as otherwise provided in this Section 9.8, or as the parties may otherwise agree, arbitration hereunder shall be governed by the rules of the American Arbitration Association, as they then exist.

               9.8.2 An arbitration may be commenced by any party to this Agreement by the service of a written Request for Arbitration upon the other affected parties. Such Request for Arbitration shall summarize the controversy or claim to be arbitrated, and shall be referred by the complaining party to the appointing authority for appointment of arbitrators ten (10) days following such service or thereafter. If the panel of arbitrators is not appointed by the appointing authority within thirty (30) days following such reference, any party may apply to any court within the State of New York for an order appointing arbitrators qualified as set forth below. No Request for Arbitration shall be valid if it relates to a claim, dispute, disagreement or controversy that would have been time barred under the applicable statute of limitations had such claim, dispute or controversy been submitted to the Supreme Court of the State of New York.

               9.8.3 All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective party incurring such costs and fees, but the arbitrators shall have the discretion to award costs and/or attorneys' fees as they deem appropriate under the circumstances. In addition to the waiver set forth in Section 5.3 above, the parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages.

               9.8.4 Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

               9.8.5 It is intended that claims, disputes or controversies submitted to arbitration under this Section 9.8 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                       JOHN WILEY & SONS, INC.

                                                       Date: ___________________

                                                       By_______________________
                                                       Charles R. Ellis

                                                       President and Chief
                                                       Executive Officer


                                                       ------------------------
                                                                William J. Pesce